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                                                                Exhibit 3(b)(2)

List of Broker Dealers selling under original Selling Agreement

 1st Global Capital Corporation               CFD Investments, Inc.
 AFA Financial Group, LLC                     Citigroup Global Markets, Inc.
 Allen & Company of Florida, Inc.             Commonwealth Financial Network
 Allstate Financial Services, LLC             Conservative Financial Services,
                                              Inc.
 American Portfolios Financial                CPS Financial & Insurance
 Services, Inc.                               Services, Inc.
 Ameriprise Financial Services,               Crowell, Weedon & Co.
 Inc. (AASI)
 Ameriprise Financial Services,               Crown Capital Securities, L.P.
 Inc. (AFSI)
 AXA Advisors, LLC                            Cuna Brokerage Services, Inc.
 B.C. Ziegler and Company                     CUSO Financial Services, L.P.
 Bannon, Ohanesian & Lecours, Inc.            D.A. Davidson & Co., Inc.
 BB&T Investment Services, Inc.               Davenport & Co. LLC
 Berthel Fisher & Company                     Delta Equity Services Corp.
 Financial Services, Inc.
 Black Oak Securities, Inc.                   Delta Trust Investments, Inc.
 Broker Dealer Financial Services             Dempsey Financial Network, Inc.
 Corp.
 Brown Advisory Securities, LLC               Eagle One Investments, LLC
 Cadaret, Grant & Co., Inc.                   Ensemble Financial Services, Inc.
 Cambridge Investment Research,               Equitrust Marketing Services, LLC
 Inc.
 Cantella & Co., Inc.                         Equity Services, Inc.
 Cantone Research, Inc.                       Financial Network Investment
                                              Corporation
 Capital Analysts, Inc.                       Financial West Group
 Capital Financial Services, Inc.             Fintegra, LLC
 Capital Investment Group, Inc.               First Allied Securities, Inc.
 Capitol Securities Management,               First Citizens Financial Plus,
 Inc.                                         Inc.
 Centaurus Financial, Inc.                    First Citizens Securities
                                              Corporation
 Centennial Securities Co.                    First Financial Equity Corp.
 Century Securities Associates,               First Heartland Capital, Inc.
 Inc.
                                              First Legacy Securities, LLC
                                              First Midwest Securities, Inc.
                                              FMN Capital Corporation
                                              Foothill Securities, Inc.
                                              Fortune Financial Services, Inc.
                                              FSC Securities Corp.
                                              G.A. Repple & Company

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 GA Financial, Inc.                           LPL Financial Corporation
 Geneos Wealth Management                     Medallion Investment Services
 Genworth Financial Securities                Merrill Lynch, Pierce, Fenner
 Corporation
 Girard Securities, Inc.                      Mesirow Financial, Inc.
 GWN Securities, Inc.                         MetLife Securities, Inc.
 H. Beck, Inc.                                MidSouth Capital, Inc.
 H.D. Vest Investment Securities,             Midwestern Securities Trading
 Inc.                                         Company, LLC
 Harbour Investments, Inc.                    Mischler Financial Group, Inc.
 Hazlett, Burt & Watson, Inc.                 MML Investors Services, Inc.
 Hefren-Tillotson, Inc.                       Money Concepts Capital
                                              Corporation
 Hornor, Townsend & Kent, Inc.                Morgan Keegan & Company
 IMS Securities, Inc.                         Morgan Stanley Smith Barney, LLC
 ING Financial Advisors, LLC                  MTL Equity Products, Inc.
 ING Financial Partners, LLC                  Multi Financial Securities Corp.
 International Assets Advisory,               MWA Financial Services
 LLC
 Intervest Intn'l Equities Corp.              National Planning Corporation
 Invest Financial Corporation                 Nations Financial Group, Inc.
 Investacorp                                  Nationwide Planning Assoc. Inc.
 Investors Capital Corporation                Nationwide Securities, LLC
 Investors Security Co., Inc.                 New England Securities Corp.
 J.J.B. Hilliard, W.L. Lyons, LLC             NewBridge Securities Corp.
 J.W. Cole Financial, Inc.                    Next Financial Group, Inc.
 Janney Montgomery Scott, LLC                 NFP Securities, Inc.
 Jesup & Lamont Securities                    Nikoh Securities Corporation
 K. W. Chambers & Co.                         Noble International Investments,
                                              Inc.
 KCD Financial, Inc.                          Northeast Securities, Inc.
 Key Investment Services LLC                  Northwestern Mutual Investment
                                              Services LLC
 KMS Financial Services, Inc.                 NPB Financial Group, LLC
 Kovack Securities, Inc.                      NRP Financial, Inc.
 L.M. Kohn & Company                          NYLIFE Securities LLC
 LaSalle St. Securities, LLC                  Oberweis Securities, Inc.
 Legend Equities Corporation                  OneAmerica Securities, Inc.
 Leigh Baldwin & Company, L.L.C.              Oppenheimer & Co., Inc.
 LifeMark Securities Corp.                    P.J. Robb Variable Corp.
 Lincoln Financial Advisors                   Packerland Brokerage Services,
                                              Inc.
 Lincoln Financial Securities                 People's Securities, Inc.
 Corporation
 Lincoln Investment Planning

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 Pinnacle Investments, LLC                    Stifel, Nicolaus & Company, Inc.
 Planmember Securities Corporation            Stone & Youngberg LLC
 PNC Investments, LLC                         Sturdivant & Co.
 Polar Investment Counsel, Inc.               Summit Brokerage Services, Inc.
 Prime Capital Services, Inc.                 Sunset Financial Services, Inc.
 PrimeSolutions Securities, Inc.              SunTrust Investment Services,
                                              Inc.
 PrimeVest Financial Services                 Superior Financial Services, Inc.
 Princor Financial Services                   SWS Financial Services, Inc.
 Corporation
 ProEquities, Inc.                            Synergy Investment Group, LLC
 Prospera Financial Services, Inc.            TFS Securities, Inc.
 Pruco Securities, LLC                        The Huntington Investment Company
 Purshe Kaplan Sterling                       The Investment Center
 Investments, Inc.
 QA3 Financial Corp.                          The Leaders Group, Inc.
 Questar Capital Corporation                  The O.N. Equity Sales Co.
 Raymond James & Associates                   The Oak Ridge Financial Services
                                              Group, Inc.
 Raymond James Financial                      TransAm Securities, Inc.
 Services, Inc.
 RBC Capital Markets Corporation              TransAmerica Financial Advisors,
                                              Inc.
 Resource Horizon Group, LLC                  Triad Advisors, Inc.
 RNR Securities, L.L.C.                       UBS Financial Services, Inc.
 Robert W. Baird & Co., Inc.                  UMB Financial Services, Inc.
 Royal Alliance Associates                    United Planners Financial
                                              Services of America
 SagePoint Financial, Inc.                    UVest Financial Services Group
 Sammons Securities Co., LLC                  Valmark Securities, Inc.
 Sandgrain Securities, Inc.                   Veritrust Financial LLC
 SCF Securities, Inc.                         Vision Investment Services, Inc.
 Scott & Stringfellow, LLC                    VSR Financial Services, Inc.
 Securian Financial Services, Inc.            Waddell & Reed, Inc.
 Securities America, Inc.                     Walnut Street Securities
 Securities Service Network                   Wedbush Morgan Securities Inc.
 SICOR Securities, Inc.                       Weitzel Financial Services, Inc.
 Sigma Financial Corporation                  Wells Fargo Advisors Financial
                                              Network, LLC
 SII Investments, Inc.                        Wells Fargo Advisors, LLC (Bank)
 SMH Capital, Inc.                            Wells Fargo Advisors, LLC -Wire
 Source Capital Group, Inc.                   Wells Fargo Investments, LLC
 Sterne Agee Financial Services,              Wesbanco Securities, Inc.
 Inc.
 Sterne, Agee & Leach, Inc.                   William C. Burnside & Company

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 Woodbury Financial Services, Inc.            WRP Investments, Inc.
 Workman Securities Corporation               Wunderlich Securities, Inc.